Exhibit 99.1

Cadence Design Systems, Inc.
Consolidated Balance Sheets
January 1, 2005 and January 3, 2004
(In thousands)

	January 1, 2005	January 3, 2004
Current Assets:
Cash and cash equivalents	$556,766	$384,525
Short-term investments	36,241	33,898
Receivables, net of allowance for doubtful accounts of $8,151 and $10,967, respectively	384,114	348,680
Inventories	20,481	16,926
Prepaid expenses and other	87,702	58,212

Total current assets	1,085,304	842,241
Property, plant and equipment, net	390,367	403,847
Goodwill	995,065	922,797
Acquired intangibles, net	195,655	237,508
Installment contract receivables, net	96,038	121,627
Other assets	242,799	289,882

Total Assets	$3,005,228	$2,817,902

Current Liabilities:
Accounts payable and accrued liabilities	277,992	243,450
Current portion of deferred revenue	270,966	238,478

Total current liabilities	548,958	481,928

Long-term Liabilities:
Long-term portion of deferred revenue	20,847	16,287
Convertible notes	420,000	420,000
Other long-term liabilities	313,043	327,406

Total long-term liabilities	753,890	763,693

Stockholders’ Equity	1,702,380	1,572,281

Total Liabilities and Stockholders’ Equity	$3,005,228	$2,817,902

Cadence Design Systems, Inc.
Consolidated Statements of Operations
For the Quarters and Years Ended January 1, 2005 and January 3, 2004
(In thousands, except per share amounts)

	Quarters Ended		Years Ended
	January 1, 2005	January 3, 2004	January 1, 2005	January 3, 2004
	(Unaudited)
Revenue:
Product	$226,730	$202,319	$729,783	$663,513
Services	32,982	30,187	137,046	131,149
Maintenance	83,384	78,585	330,651	324,822

Total revenue	343,096	311,091	1,197,480	1,119,484

Costs and Expenses:
Cost of product	23,421	17,373	82,011	67,036
Cost of services	21,467	21,624	90,993	93,153
Cost of maintenance	13,236	13,061	53,049	56,460
Marketing and sales	87,806	79,586	325,937	326,579
Research and development	87,713	82,444	351,254	340,121
General and administrative	20,524	16,968	83,414	82,566
Amortization of acquired intangibles	11,028	16,310	55,700	62,573
Amortization of deferred stock compensation	9,484	15,566	31,408	41,124
Legal settlements	—	—	—	(14,500)
Restructuring and other charges	4,142	2,610	13,542	66,836
Write-off of acquired in-process technology	—	—	9,000	7,500

Total costs and expenses	278,821	265,542	1,096,308	1,129,448

Income (loss) from operations	64,275	45,549	101,172	(9,964)
Interest expense	(1,378)	(1,296)	(6,198)	(5,002)
Other income (expense), net	1,479	(5,400)	(8,537)	(15,599)

Income (loss) before provision (benefit) for income taxes	64,376	38,853	86,437	(30,565)
Provision (benefit) for income taxes	4,581	23,621	11,963	(12,999)

Net income (loss)	$59,795	$15,232	$74,474	$(17,566)

Basic net income (loss) per share	$0.22	$0.06	$0.27	$(0.07)

Diluted net income (loss) per share	$0.20	$0.05	$0.25	$(0.07)

Weighted average common shares outstanding	270,734	264,178	271,328	266,794

Weighted average common and potential common shares outstanding—assuming dilution	303,858	301,203	305,774	266,794

Cadence Design Systems, Inc.
Consolidated Statements of Cash Flows
For the Years Ended January 1, 2005 and January 3, 2004
(In thousands)

	Year Ended
	January 1,	January 3,
	2005	2004
Cash and Cash Equivalents at Beginning of Year	$384,525	$371,327

Cash Flows from Operating Activities:
Net income (loss)	74,474	(17,566)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	179,205	191,608
Amortization of deferred stock compensation	31,407	41,124
Equity in loss from investments, net	16,944	10,875
Gain on sale of investments	(12,467)	—
Write-off of long-term investment securities	4,236	4,785
Write-off of acquired in-process technology	9,000	7,500
Non-cash restructuring and other charges	4,142	18,438
Tax benefits from employee stock transactions	17,260	14,875
Deferred income taxes	(30,772)	(60,048)
Proceeds from the sale of receivables	30,070	87,355
Provisions for losses on trade accounts receivable and sales returns	775	11,428
Other non-cash items	(1,070)	3,678
Changes in operating assets and liabilities, net of effect of acquired and disposed businesses:
Receivables	(49,361)	(1,326)
Inventories	(3,555)	(7,312)
Prepaid expenses and other	(3,410)	(6,820)
Installment contract receivables	20,556	(107,929)
Other assets	16,417	31,941
Accounts payable and accrued liabilities	193	(106,687)
Deferred revenue	34,878	14,642
Other long-term liabilities	31,791	40,440

Net cash provided by operating activities	370,713	171,001

Cash Flows from Investing Activities:
Proceeds from sale and maturities of short-term investments—available-for-sale	8,301	—
Proceeds from the sale of long-term investments	9,900	3,274
Proceeds from sale of equipment	3,625	9,147
Purchases of property, plant and equipment	(61,779)	(82,881)
Purchases of software licenses	(4,157)	(33,507)
Investment in venture capital partnerships and equity investments	(22,773)	(39,761)
Net cash paid in business combinations	(115,170)	(182,247)

Net cash used for investing activities	(182,053)	(325,975)

Cash Flows from Financing Activities:
Proceeds from credit facility	—	45,000
Principal payments on credit facility and capital leases	(372)	(98,856)
Proceeds from issuance of convertible notes	—	420,000
Payment of convertible notes issuance costs	(1,920)	(11,463)
Proceeds from sale of common stock warrants	—	56,441
Purchase of call options	—	(134,637)
Proceeds from issuance of common stock	77,126	86,567
Purchases of treasury stock	(94,103)	(213,832)

Net cash provided by (used for) financing activities	(19,269)	149,220

Effect of exchange rate changes on cash	2,850	18,952

Net increase in cash and cash equivalents	172,241	13,198

Cash and Cash Equivalents at End of Year	$556,766	$384,525

Cadence Design Systems, Inc.
(Unaudited)

Revenue Mix by Geography (% of Total Revenue)

	2003					2004
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

North America	55%	54%	59%	64%	58%	53%	57%	56%	45%	52%
Europe	17%	15%	19%	16%	17%	16%	19%	20%	30%	22%
Japan	20%	22%	13%	13%	17%	22%	14%	15%	14%	16%
Asia	8%	9%	9%	7%	8%	9%	10%	9%	11%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2003					2004
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Functional Verification	20%	18%	18%	20%	19%	20%	20%	18%	19%	19%
Digital IC Design	24%	22%	27%	20%	23%	25%	21%	24%	27%	24%
Custom IC Design	27%	28%	27%	27%	27%	27%	24%	27%	27%	27%
Design for Manufacturing	9%	10%	7%	13%	10%	6%	9%	12%	8%	9%
System Interconnect	8%	9%	8%	10%	9%	10%	9%	8%	9%	9%
Services & Other	12%	13%	13%	10%	12%	12%	17%	11%	10%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance